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Exhibit 23.1

[LUBOSHITZ KASIERER/ANDERSEN LOGO]

INDEPENDENT AUDITORS' CONSENT

        We consent to the inclusion in this amendment to the Current Report on Form 8-K of divine, inc., dated July 12, 2001, of our report dated February 28, 2001 on the consolidated financial statements of Emicom Group, Inc. as of December 31, 2000 and for the period ended December 31, 2000. We also consent to the incorporation by reference in registration statements No. 333-41184, 333-52262, 333-54698, 333-62882, 333-74356, 333-81186, 333-81188, and 333-81196 of divine, inc. on Form S-8 and in registration statements No. 333-69354, 333-73362, 333-74412, and 333-81178 of divine, inc. on Form S-3 of our report on the consolidated financial statements of Emicom Group, Inc. included in this amendment to the Current Report on Form 8-K of divine, inc., dated July 12, 2001.

/s/ Luboshitz Kasierer
LUBOSHITZ KASIERER
ARTHUR ANDERSEN
Tel-Aviv, Israel
March 25, 2002

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  Exhibit 23.1